DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

EXHIBIT 99.3

On June 29, 2015, AMC Wings, Inc., a wholly-owned subsidiary of Diversified Restaurant Holdings, Inc. ("DRH" or the "Company"), completed the acquisition of substantially all of the assets of A Sure Wing, LLC, a Missouri limited liability company (“ASW”). The assets acquired consist primarily of 18 existing Buffalo Wild Wings restaurants, including 15 in Missouri and three in Illinois. As consideration for the acquisition of the assets, the Company paid approximately $54.0 million in cash at closing, subject to adjustment for cash on hand, inventory and certain prorated items. Seller reimbursed the Company for one-half of all fees imposed by Buffalo Wild Wings International, Inc. under its franchise agreements for the transfer of these restaurants.

The following unaudited pro forma combined financial statements are based on the historical consolidated information of DRH, which is included in the Company's Annual Report on Form 10-K for year ended December 28, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2015, and the financial information of ASW, which is included in Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A. The unaudited pro forma combined consolidated balance sheet as of June 28, 2015 has been prepared to illustrate the effects of the acquisition of ASW and the related financing as if they occurred on June 28, 2015. The unaudited pro forma combined statements of operations for the year ended December 28, 2014 and six months ended June 28, 2015 have prepared to illustrate the effects of the acquisition of ASW and the related financing as if they occurred on December 30, 2013.

The consolidated financial statements of ASW are comprised of 18 BWW restaurants that operate in Missouri and Illinois in addition to one corporate administrative entity.   Each of the restaurants were open and operated as BWW restaurants for all periods included in the consolidated financial statements except for Lake Ozark, Inc., which opened in April 2014.

The unaudited pro forma financial statements are presented for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or the consolidated financial position of DRH that would have been reported had the acquisition been consummated as of the dates presented, and should not be viewed to be representative of future operating results or the financial position of DRH. The unaudited pro forma financial statements do not reflect any adjustments to conform accounting policies, other than those mentioned in the notes thereto, or to reflect any cost synergies anticipated as a result of the acquisition, or any future acquisition related expenses.

Certain adjustments made to the unaudited pro forma financial statements have been prepared based on preliminary estimates of the fair values of the net assets from ASW. The impact of ongoing integration activities and adjustments to the estimated fair value of substantially all of the assets of ASW could cause material differences in the information presented.

The unaudited pro forma financial statements should be read in conjunction with the historical consolidated financial statements of ASW included in this Current Report on Form 8-K/A and the consolidated financial statements of DRH included in its Quarterly Report on Form 10-Q for the period ended June 28, 2015 and its Annual Report on Form 10-K for the year ended December 28, 2014.

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF JUNE 28, 2015

ASSETS	DRH June 28, 2015	ASW June 28, 2015	Pro forma adjustments	Ref.	Pro forma combined
Current assets
Cash and cash equivalents	$17,093,963	$2,202,440	$(2,202,440)	A
			21,750	D	17,115,713
Accounts receivable	230,237	29,084	(29,084)	A	230,237
Inventory	1,471,008	369,788	21,694	D	1,862,490
Other current assets	767,068	37,546	(37,546)	A	767,068
Notes receivable - related party	—	2,012,258	(2,012,258)	A	—
Total current assets	19,562,276	4,651,116	(4,237,884)		19,975,508

Deferred income taxes	5,127,678	—	—		5,127,678
Property and equipment, net	74,013,429	9,750,501	4,242,499	D	88,006,429
Intangible assets, net	2,951,391	159,664	457,680	D	3,568,735
Goodwill	10,998,630	—	38,748,452	D	49,747,082
Other long-term assets	1,083,875	25,310	(25,310)	A	1,083,875
Total assets	$113,737,279	$14,586,591	$39,185,437		$167,509,307

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$4,778,862	$824,742	$(824,742)	A
			63,231	D	4,842,093
Accrued compensation	2,349,796	32,104	(32,104)	A	2,349,796
Other accrued liabilities	3,589,091	145,906	(145,906)	A	3,589,091
Current portion of long-term debt	10,959,938	945,798	(945,798)	A
			4,470,832	C	15,430,770
Current portion of deferred rent	190,474	485,786	(485,786)	A	190,474
Total current liabilities	21,868,161	2,434,336	2,099,727		26,402,224

Deferred rent, less current portion	3,255,952	4,252,845	(4,252,845)	A	3,255,952
Unfavorable operating leases	656,242	—	58,797	D	715,039
Other long-term liabilities	3,601,321	—	—		3,601,321
Long-term debt, less current portion	54,359,780	6,638,245	(6,638,245)	A
	—	—	49,179,168	C	103,538,948
Total liabilities	83,741,456	13,325,426	40,446,602		137,513,484

Equity
Common stock	2,580	—	—		2,580
Additional paid-in capital	35,772,674	—	—		35,772,674
Accumulated other comprehensive loss	(384,325)	—	—		(384,325)
Retained earnings (accumulated deficit)	(5,395,106)	1,261,165	(1,261,165)	B	(5,395,106)

Total equity	29,995,823	1,261,165	(1,261,165)		29,995,823

Total liabilities and equity	$113,737,279	$14,586,591	$39,185,437		$167,509,307

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATMENT OF OPERATIONS
TWELVE MONTHS ENDED DECEMBER 28, 2014

	DRH December 28, 2014	ASW December 28, 2014	Pro forma adjustments	Ref.	Pro forma combined
Revenue	$128,413,448	$39,808,207	$—		$168,221,655

Operating expenses
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage, and packaging costs	37,058,821	10,889,490	—		47,948,311
Compensation costs	33,337,000	9,758,484	—		43,095,484
Occupancy costs	7,205,420	2,886,671	2,677	E	10,094,768
Other operating costs	27,214,208	7,440,186	—		34,654,394
General and administrative expenses	8,786,520	2,048,936	(61,851)	I
			(867,304)	J	9,906,301
Pre-opening costs	3,473,664	—	—		3,473,664
Depreciation and amortization	10,956,951	2,301,599	489,553	F	13,748,103
Loss on asset disposals	1,023,144	21,767	—		1,044,911
Total operating expenses	129,055,728	35,347,133	(436,925)		163,965,936

Operating income (loss)	(642,280)	4,461,074	436,925		4,255,719

Interest expense	(2,274,041)	(491,295)	491,295	G
			(1,904,072)	G	(4,178,113)
Other income (expense), net	(58,912)	76,248	—		17,336

Income (loss) before income taxes	(2,975,233)	4,046,027	(975,852)		94,942

Income tax expense (benefit)	(1,706,736)	73,243	1,043,860	H	(589,633)

Net income (loss)	$(1,268,497)	$3,972,784	$(2,019,712)		$684,575

Basic earnings per share	$(0.05)	$—	$—		$0.03
Fully diluted earnings per share	$(0.05)	$—	$—		$0.03

Weighted average number of common shares outstanding
Basic	26,092,919	—	—		26,092,919
Diluted	26,092,919	—	—		26,193,996

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 28, 2015

	DRH June 28, 2015	ASW June 28, 2015	Pro forma adjustments	Ref.	Pro forma combined
Revenue	$76,312,170	$20,995,948	$—		$97,308,118

Operating expenses
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage, and packaging costs	22,009,173	5,939,531	—		27,948,704
Compensation costs	19,908,963	5,011,365	—		24,920,328
Occupancy costs	4,804,817	1,786,664	1,339	E	6,592,820
Other operating costs	15,772,029	3,758,523	—		19,530,552
General and administrative expenses	8,171,850	1,158,231	(37,122)	I
			(434,844)	J	8,858,115
Pre-opening costs	1,669,890	—	—		1,669,890
Depreciation and amortization	6,408,023	1,185,235	239,517	F	7,832,775
Impairment and loss on asset disposals	2,468,467	—	—		2,468,467
Total operating expenses	81,213,212	18,839,549	(231,110)		99,821,651

Operating income (loss)	(4,901,042)	2,156,399	231,110		(2,513,533)

Interest expense	(991,258)	(233,335)	233,335	G
			(890,171)	G	(1,881,429)
Other income, net	744,261	54,964	—		799,225

Income (loss) before income taxes	(5,148,039)	1,978,028	(425,726)		(3,595,737)

Income tax expense (benefit)	(2,092,338)	82,550	527,783	H	(1,482,005)

Net income (loss)	$(3,055,701)	$1,895,478	$(953,509)		$(2,113,732)

Basic earnings per share	$(0.12)	$—	$—		$(0.08)
Fully diluted earnings per share	$(0.12)	$—	$—		$(0.08)

Weighted average number of common shares outstanding
Basic	26,150,518	—	—		26,150,518
Diluted	26,150,518	—	—		26,150,518

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 28, 2015

1.  PURCHASE PRICE ALLOCATION

On June 29, 2015, the Company completed the acquisition of substantially all of the assets of the ASW for approximately $54.0 million. The Company financed this acquisition with a Senior Secured Credit Facility with Citizens Bank, N.A. ("Citizens") as administrative agent for the Lender party thereto. The allocation of the purchase price for acquisition requires extensive use of accounting estimates and judgments to allocate the purchase price to tangible and intangible assets acquired and liabilities assumed based on respective fair values. The purchase price for the Company’s acquisition of ASW's tangible and intangible assets and the assumption of certain liabilities is based on preliminary estimates of fair values at the acquisition date. The Company believes the fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions, however, fair value estimates are preliminary and will change as additional information becomes available and the Company’s fair value estimates are finalized.

The following table summarizes the estimated fair values of net assets acquired and liabilities assumed:

Working capital	$413,231
Fixed assets	13,993,000
Intangible assets	505,000
Goodwill	38,748,452
Favorable lease	112,344
Unfavorable lease liability	(58,797)
Net cash paid for acquisition	$53,713,230

2.  PRO FORMA ADJUSTMENTS

A	Adjustment to eliminate ASW's assets not acquired and ASW's liabilities not assumed.

B	Adjustment to eliminate the historical members' equity of ASW.

C	Adjustment to record new debt in conjunction with the acquisition of ASW by DRH.

D	Adjustment to record the purchase price allocation at June 29, 2015.

E	Adjustment to record the straight-line amortization of favorable and unfavorable lease obligations in connection with the purchase price allocation.

F
Adjustment to record the impact of additional depreciation and amortization expense on the increased basis of property and equipment and intangible assets in connection with the purchase price allocation.

G
Adjustment to a) eliminate historical interest expense on debt that was not assumed by DRH and b) record the impact of interest expense relating to the new debt issued in connection with DRH's acquisition, which bears interest at LIBOR plus a Lease Adjusted Leverage Ratio margin (effective rate of 3.7% for the pro forma periods).

H
Adjustment to reflect federal income tax expense at DRH's statutory rate of 34% related to a) the pro forma adjustments and b) ASW's pre-tax results that historically had not been subject to corporate taxation.

I	Eliminate ASW's administrative fees for entity not acquired by DRH.

J	Eliminate ASW's ownership's guarantee payments for service. DRH will not retain this obligation and will perform these services after the acquisition.